UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                           July 19, 2006

MID-STATE BANCSHARES
(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA	93420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (805) 473-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

Item 2.02 — Results of Operations and Financial Condition.

On July 18, 2006, Mid-State Bancshares reported diluted earnings of $0.39 per share for the quarter ended June 30, 2006 compared to $0.41 per share earned one year earlier.  Net income for the quarter was $8.9 million versus $9.5 million earned in the like 2005 period.  For the six months ended June 30, 2006, diluted earnings were $0.78 per share on net income of $17.7 million compared to $0.79 per share on $18.6 million of net income in the 2005 period.

Please refer to the Press Release dated July 18, 2006, attached hereto and made a part hereof.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99	Press Release announcing second quarter earnings — dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: July 19, 2006	By:	/s/ James W. Lokey
James W. Lokey
President
Chief Executive Officer

	By:	/s/ James G. Stathos
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release announcing second quarter earnings — dated July 18, 2006